UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2013

GUESS?, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-11893	95-3679695
(Commission File Number)	(IRS Employer Identification No.)

1444 S. Alameda Street, Los Angeles, California 90021
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (213) 765-3100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On August 21, 2013, Guess?, Inc. (the “Company”) announced the appointment of Michael Relich as Chief Operating Officer of the Company, effective August 21, 2013.
Mr. Relich, age 52, has served as the Company's Executive Vice President and Chief Information Officer since July 2010 and had previously served as Senior Vice President and Chief Information Officer since he joined the Company in May 2004. In these roles, Mr. Relich has overseen a number of areas, including Information Technology, Distribution/Logistics, E-Commerce and Strategic Planning. Prior to joining the Company, he served for three years as Chief Information Officer and Senior Vice President of MIS and E-Commerce of Wet Seal, Inc., a specialty apparel retailer.
In connection with his appointment as Chief Operating Officer for the Company, Mr. Relich will receive a base salary of $550,000 per year and will have an annual target cash bonus opportunity equal to 50% of his base salary and an annual target equity award opportunity (made up of a combination of stock options and restricted stock awards) equal to 60% of his base salary, each determined in accordance with the Company's executive incentive program. Mr. Relich will also be eligible to participate in the Company's 401(k) plan and Deferred Compensation Plan and will be entitled to receive other benefits normally provided to senior executives, including participation in health, disability and life insurance programs maintained by the Company. In connection with his appointment, Mr. Relich will also receive an initial equity award of 20,000 shares of restricted stock of the Company and options to purchase 30,000 shares of common stock of the Company. Both the restricted stock and the options will vest in four equal installments on each of the first four anniversaries of the date of grant. The options will have an exercise price equal to the closing price of the Company's common stock on the date of grant. Mr. Relich will continue to be eligible for four months of severance upon termination without cause, subject to certain mitigation provisions.
There are no family relationships between Mr. Relich and any director or executive officer of the Company and Mr. Relich does not have a direct or indirect material interest in any transaction or arrangement in which the Company is a participant.
A copy of the press release announcing the appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

99.1     Press Release of Guess?, Inc. dated August 21, 2013 (management changes)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Guess?, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 21, 2013	GUESS?, INC.

By: /s/ Sandeep Reddy

Sandeep Reddy
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Guess?, Inc. dated August 21, 2013 (management changes)

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